EXHIBIT 5.1
PHILLIPS & REITER, PLLC
6805 CAPITAL OF TEXAS HIGHWAY N, SUITE 318
AUSTIN, TEXAS  78731

September 10, 2009

COPsync, Inc.
2010 FM 2673
Canyon Lake, TX  78133

Re:           COPsync, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We are counsel to COPsync, Inc., a Delaware corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-8, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), by the Company of up to 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), that are issuable pursuant to the terms of the Company’s 2009 Long Term Incentive Plan (the “Incentive Plan”).

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Registration Statement has become effective under the Act and the Shares are issued pursuant to the terms of the Incentive Plan, the Shares will be duly authorized and validly issued, fully paid and non-assessable.

We are admitted to practice only in the State of Texas.  The opinions set forth herein are limited to matters of the Delaware General Corporation Law and the federal securities laws of the United States of America to the extent specifically referred to herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

PHILLIPS & REITER, PLLC

/s/ Phillips & Reiter, PLLC